                                                                 EXHIBIT 1.10(c)
[LOGO]                                                 [10 North Martingale Road
            SUPPLEMENTAL APPLICATION             Schaumburg, Illinois 60173-2268
        Required for all Variable Products                       (847) 466-8000]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

FINANCIAL INFORMATION

APPLICANT/OWNER
                                             Date of
Name:                                        Birth: _____/_____/_____
     ---------------------------------------          M     D     Y

Social Security No.
or Taxpayer I.D. No.:
                      ---------------------------

Estimated Net Worth:
                     ------------------------

Estimated Current Annual Household Income:
                                       --------------------------

Number of Dependents:
                      --------------

Estimated Federal Income Tax bracket: / /15%  / / 28%  / / 31%  / /          %
                                                                   ----------

Employer:
          ----------------------------------------------------------

Occupation:
            -----------------------------

Address of Employer:
                     -----------------------------------------------------------

Is Employer a member of the NASD?.................................../ /Yes / /No

SUITABILITY INFORMATION

1.   Investment Objectives (check all that apply):
     / / Growth of Assets                / / Conservation of Principal
     / / Other (specify)
                        --------------------------------------------------------
     / / Retirement Income               / / Tax Sheltered Accumulations

2.   I am comfortable assuming (check all that apply):
     / / Low Risk           / / Moderate Risk             / / High Risk
     / / Other (specify)
                        --------------------------------------------------------

3.   Source of Funds:
     / / Current Income                   / / Qualified Plan Distribution
     / / IRA Rollover
     / / Personal Savings                 / / Mutual Fund Redemption
     / / Other (specify)
                         -----------------------------------------------------
     / / CD/Money Market Fund             / / Insurance Proceeds

4.   Did you receive the current prospectus for the life insurance or annuity contract applied for?........................................../ /Yes / /No

5 Do you understand that the contract values including any death benefit may increase or decrease, depending on the investment performance of the
     Variable Sub-Account(s)?......................................./ /Yes / /No

6. If applying for a life insurance contract only, do you understand that the contract may lapse if the Surrender Value becomes insufficient to cover the
     Monthly Deductions?............................................/ /Yes / /No

7. Do you understand that any personalized illustrations received are based on hypothetical rate of return assumptions which may not be indicative of actual future investment experience of the Variable Sub-Account(s) or actual interest credited to the Fixed Account?................./ /Yes / /No

8. Do you understand that all net premiums received before the Allocation Date, which generally is within 10 days after the 30 day Right-to-Examine Period, will initially be held in the Money Market Sub-Account until the Allocation Date and then will be transferred in accordance with your instructions specified below?................................../ /Yes / /No

9.   Do you believe that this contract is consistent with your insurance needs and financial objectives?....................................../ /Yes / /No


INITIAL PREMIUM ALLOCATION (TOTAL MUST EQUAL 100%, MINIMUM ALLOCATION NO LESS THAN 5%, WHOLE PERCENTAGES ONLY)

[       % Fixed Account]
 -------
[       % Lincoln National Bond Fund Sub-Account]
 -------
[       % Delaware Trend Series Sub-Account]
 -------
[       % Lincoln National Money Market Fund Sub-Account]
 -------
[       % Delaware Growth and Income Series Sub-Account]
 -------
[       % Delaware Select Growth Series Sub-Account]
 -------
[       % Delaware International Equity Series Sub-Account]
 -------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
VL-3915AA(01/00)                     1

SPECIAL REQUESTS

1. To activate the TELEPHONE TRANSFER AND WITHDRAWAL PRIVILEGES OPTIONS in the policy, please provide us with a 6 digit Personal Identification Number (PIN#). If you do NOT wish to activate, please leave blank.
     |___|___|___|___|___|___|.

2.   Do you elect the DOLLAR COST AVERAGING ALLOCATION
     OPTION?......................................................../ /Yes / /No

     If yes, please select the frequency:

     / / Monthly       / / Quarterly       / / Semi-Annually        / / Annually

     Given the frequency indicated above, please provide the specific day of the month when you wish this option to occur:
                                               -------------------------------

     Please indicate the $        or        % to be transferred from the:
                          -------   --------
     / / Money Market Sub-Account   / / Fixed Account to the Sub-Accounts
     selected below:

     [$          or        % Delaware Trend Series Sub-Account]
       --------    -------
     [$          or        % Delaware Growth and Income Series Sub-Account]
       --------    -------
     [$          or        % Delaware Select Growth Series Sub-Account]
       --------    -------
     [$          or        % Delaware International Equity Series Sub-Account]
       --------    -------
     [$          or        % Lincoln National Bond Fund Sub-Account]
       --------    -------

3.   Do you elect the AUTOMATIC REBALANCING ALLOCATION
     OPTION?......................................................../ /Yes / /No
     (THIS OPTION IS NOT AVAILABLE IF THE DOLLAR COST AVERAGING OPTION IS
     ELECTED)

     If yes, please select the frequency:

     / / Quarterly    / / Semi-Annually    / / Annually

     Given the frequency indicated above, please provide the specific day of the month when you wish this option to occur:
                                               ---------------------------------

SIGNATURES

I understand that the amount and duration of the Death Benefit and other values provided by this life insurance or annuity contract are based on the investment experience of the Variable Account, the Fixed Account earnings and contract charges. Variable Account Values may increase or decrease. These Variable Account Values are NOT GUARANTEED as to fixed dollar amount.

To the best of my knowledge, the above answers are true and correctly recorded. I believe the life insurance or annuity contract applied for is suitable for my investment objectives and understand and agree that this Supplemental Application shall be attached to and made a part of any issued contract.


----------------------------------------       ---------------------------------
   Signature of Applicant/Owner                             Date


The Applicant/Owner listed above has been informed of the risks involved in this life insurance or annuity contract, and I certify that I have reasonable grounds for believing that this contract is suitable for the Applicant/Owner's objectives.


----------------------------------------       ---------------------------------
 Signature of Registered Representative                     Date


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
VL-3915AA(01/00)                       2